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                                                                    EXHIBIT 11.1
                                AFFYMETRIX, INC.

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

          (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

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                                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                              JUNE 30,              JUNE 30,
                                                                        --------------------  --------------------
                                                                          1997       1996       1997       1996
                                                                        ---------  ---------  ---------  ---------
Net loss..............................................................  $   5,209  $   3,777  $  10,132  $   7,698
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

Historical primary and fully diluted number of shares:
  Weighted average common shares......................................     22,613      6,564     22,594      3,486
  Shares related to SAB Topic 4D......................................          0          0          0      3,702
                                                                        ---------  ---------  ---------  ---------
Shares used in computing net loss per share...........................     22,613      6,564     22,594      7,188
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

Net loss per share....................................................  $   (0.23) $   (0.58) $   (0.45) $   (1.07)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Pro forma number of shares:
  Weighted average common shares......................................     22,613      6,564     22,594      3,486
  Shares related to SAB Topic 4D......................................          0          0          0      3,702
  Convertible preferred shares, as if converted.......................          0     11,336          0     10,594
                                                                        ---------  ---------  ---------  ---------

Shares used in computing pro forma loss per share.....................     22,613     17,900     22,594     17,782
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

Pro forma net loss per share..........................................  $   (0.23) $   (0.21) $   (0.45) $   (0.43)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
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